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SAFECO CORPORATION                                                                                                              F-15
Organization Chart                                                                                                        Exhibit 21
December 31, 1999
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SAFECO Corporation (Washington)

  1. SAFECO Insurance Company of America (WA)                   12. SAFECO Asset Management Company (WA)
        A.  SAFECO Management Corporation (NY)
        B.  SAFECO Surplus Lines Insurance Company (WA)         13. SAFECO Securities, Inc. (WA)

  2. General Insurance Company of America (WA)                  14. SAFECO Services Corporation (WA)

  3. First National Insurance Company of America (WA)           15. SAFECO Trust Company (WA)

  4. American States Financial Corporation (IN)                 16. General America Corporation (WA)
        A.  American States Insurance Company (IN)                      A.  R.F. Bailey (Underwriting Agencies), LTD. (UK)
            a)  American Economy Insurance Company (IN)                 B.  F.B. Beattie & Co., Inc. (WA)
                i)   American States Insurance                              a)  F.B. Beattie Insurance Services, Inc. (CA)
                     Company of Texas (TX)                              C.  General America Corporation of Texas (TX) -
            b)  American States Preferred Insurance                         (Attorney-in-fact) for:
                Company (IN)                                                a)  American States Lloyds Insurance Company (TX)
            c)  American States Life Insurance Company (IN)                 b)  SAFECO Lloyds Insurance Company (TX)
            d)  Insurance Company of Illinois (IL)                      D.  Talbot Financial Corporation (WA)
            e)  City Insurance Agency, Inc. (IN)                            a)  Talbot Agency, Inc. (NM)
                                                                                i)    ASW, Insurors, Inc. (NM)
  5. SAFECO National Insurance Company (MO)                                     ii)   EBC, Inc. (NV)
                                                                                iii)  Integrated Financial & Insurance
  6. SAFECO Insurance Company of Illinois (IL)                                        Services, Inc. (NM)
                                                                                iv)   Medcomp, Inc. (NV)
  7. SAFECO Life Insurance Company (WA)                                         v)    Newport Financial Corporation (IL)
        A.  SAFECO National Life Insurance Company (WA)                         vi)   Talbot Agency of Texas, Inc. (TX)
        B.  First SAFECO National Life Insurance                                vii)  Talbot Financial Services of Hawaii, Inc. (HI)
            Company of New York (NY)                                            viii) Talbot Financial Services, Inc. (WA)
        C.  Empire Life Insurance Company (WA)                                  ix)   Talbot Insurance Agency, Inc. (WA)
        D.  Medical Risk Managers, Inc. (CT)                                    x)    Talbot Insurance and Financial
                                                                                      Service of NV, Inc. (NV)
  8. SAFECO Assigned Benefits Service Company (WA)                              xi)   Talbot Insurance and Financial
                                                                                      Services, Inc. (CA)
  9. SAFECO Administrative Services, Inc. (WA)                                  xii)  Talbot-BHJ, Inc. (WY)
        A.  Employee Benefit Claims of Wisconsin, Inc. (WI)                     xiii) Talbot-Glacier Insurance, Inc. (MT)
        B.  Wisconsin Pension and Group Services, Inc. (WI)                     xiv)  Talbot-Tandy & Wood, Inc. (ID)
                                                                                xv)   W.C. Stapleton Insurance (CO)
 10. SAFECO Credit Company, Inc. (WA)                                   F.  SAFECO Select Insurance Services, Inc. (CA)
                                                                        G.  SAFECO Investment Services, Inc. (WA)
 11. SAFECO Properties, Inc. (WA)
        A.  SAFECARE Company, Inc. (WA)                         17. SAFECO UK, Limited
            a)  S.C. Bellevue, Inc. (WA)
            b)  S.C. Marysville, Inc. (WA)                      18. SAFECO Capital Trust I (WA)
        B.  Winmar Company, Inc. (WA)
            a)  Capitol Court Corporation (WI)
            b)  SCIT, Inc. (MA)
            c)  Winmar Metro, Inc. (WA)
            d)  Winmar Northwest, Inc. (WA)
            e)  Winmar Oregon, Inc. (OR)
                i)   North Coast Management, Inc. (OR)
                ii)  Pacific Surfside Corporation (OR)
                iii) Winmar of Jantzen Beach, Inc. (OR)
                iv)  W-P Development, Inc. (OR)
            h)  Winmar Redmond, Inc. (WA)
            i)  Winmar of Kitsap, Inc. (WA)
            j)  Winmar of Texas, Inc. (TX)
            k)  Winmar of the Desert, Inc. (CA)

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Note:  Certain inactive companies are not shown.